DISTRIBUTOR'S CONTRACT

     Each Massachusetts Business Trust (Trust) designated in Appendix 2 from time to time, acting severally, and Colonial Investment Services, Inc. (CIS), a Massachusetts corporation, agree effective _________________:

     1. APPOINTMENT OF CIS. The Trust may offer an unlimited number of separate investment series (Funds), each of which may have multiple classes of shares (Shares). The Trust appoints CIS as the principal underwriter and exclusive distributor of Shares of Funds designated in Appendix 2. The Contract will apply to each Fund as set forth on Appendix 2 as it may be amended from time to time with the latest effective date and signed.

     2. SALE OF SHARES. CIS, acting as principal for its own account and not as agent for the Trust, shall have the exclusive right to purchase Shares and shall sell Shares in accordance with a Fund's prospectus on a "best efforts" basis. CIS shall purchase Shares at a price equal to the net asset value only as needed to fill orders. CIS will receive all sales charges. CIS will notify the Trust at the end of each business day of the Shares of each Fund to be purchased. The Trust may at any time refuse to sell Shares hereunder and may issue Shares directly to shareholders as a stock split or dividend.

     3. REDEMPTION OF SHARES. The Trust will redeem in accordance with a Fund's prospectus all Shares tendered by CIS pursuant to shareholder redemption requests. CIS will notify the Trust at the end of each business day of the Shares of each Fund tendered.

4. COMPLIANCE. CIS will comply with applicable provisions of the prospectus of a Fund and with applicable laws and rules relating to the sale of Shares and indemnifies the Trust for any damage or expense from unlawful acts by CIS and persons acting under its direction or authority.

5. EXPENSES. The Trust will pay all expenses associated with:

a. the registration and qualification of Shares for sale;

b. shareholder meetings and proxy solicitation;

c. Share certificates;

d. communications to shareholders; and

e. taxes payable upon the issuance of Shares to CIS.

CIS will pay all expenses associated with advertising and sales literature including those of printing and distributing prospectuses and shareholder reports, proxy materials and other shareholder communications used as sales literature.

6. 12b-1 PLAN. Except as indicated in Appendix 1 which may be revised from time to time, dated and signed, this Section 6 constitutes each Fund's distribution plan (Plan) adopted pursuant to Rule 12b-1 (Rule) under the Investment Company Act of 1940 (Act).

A. The Fund* shall pay CIS monthly a service fee at the annual rate of 0.25% of the net assets of its Class A and B Shares on the 20th of each month and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B Shares. Each of the Funds identified on Appendix 1 as having a Class D share 12b-1 Plan shall pay CIS monthly a service fee at the annual rate of 0.25% of the net assets of its Class D shares on the 20th of each month and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class D shares. Each of the Funds identified on Appendix 1 as having a Class C share 12b-1 Plan shall pay CIS monthly a service fee at the annual rate of 0.25% of the net assets of its Class C shares on the 20th of each month and a distribution fee at an annual rate of 0.15% of the average daily net assets of its Class C shares. CIS may use the service and distribution fees received from the Fund as reimbursement for commissions and service fees paid to financial service firms which sold Fund shares and to defray other CIS distribution and shareholder servicing expenses, including its expenses set forth in Paragraph 5. CIS shall provide to the Trust's Trustees, and the Trustees shall review, at least quarterly, reports setting forth all Plan expenditures, and the purposes for those expenditures. Amounts payable under this paragraph are subject to any limitations on such amounts prescribed by applicable laws or rules.

-----------------------------
* Except as indicated in Appendix 1.

B. Payments by the Trust to CMAI and its affiliates other than any prescribed by
Section 6A which may be indirect financing of distribution costs are authorized by this Plan.

C. The Plan shall continue in effect only so long as specifically approved at least annually as provided in the Rule. The Plan may not be amended to increase materially the service fee or distribution fee without such shareholder approval as is required by the Rule and any applicable orders of the Securities and Exchange Commission, and all material amendments of the Plan must be approved in the manner described in the Rule. The Plan may be terminated at any time as provided in the Rule without payment of any penalty. The continuance of the Plan shall be effective only if the selection and nomination of the Trust's Trustees who are not interested persons (as defined under the Act) of the Trust is effected by such non-interested Trustees as required by the Rule.

7. CONTINUATION, AMENDMENT OR TERMINATION. This Contract (a) supersedes and replaces any contract or agreement relating to the subject matter hereof in effect prior to the date hereof, (b) shall continue in effect only so long as specifically approved at least annually by the Trustees or shareholders of the Trust and (c) may be amended at any time by written agreement of the parties, each in accordance with the Act. This Contract (a) shall terminate immediately upon the effective date of any later dated agreement relating to the subject matter hereof, and (b) may be terminated upon 60 days notice without penalty by a vote of the Trustees or by CMAI or otherwise in accordance with the Act and will terminate immediately in the event of assignment (as defined under the Act). Upon termination the obligations of the parties under this Contract shall cease except for unfulfilled obligations and liabilities arising prior to termination. All notices shall be in writing and delivered to the office of the other party.

8. AGREEMENT AND DECLARATION OF TRUST. A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Contract is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.



Agreed:


EACH TRUST DESIGNATED IN APPENDIX 2


By:_______________________________
Arthur O. Stern, Secretary For Each Trust


COLONIAL INVESTMENT SERVICES, INC.



By:_______________________________
Jeffrey L. McGregor, President

APPENDIX 1


THE FOLLOWING IS APPLICABLE TO THE DESIGNATED FUND'S 12b-1 PLAN:


1. For Colonial Government Money Market Fund and Colonial Tax-Exempt Money Market Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay CIS monthly a service fee at an annual rate of 0.25% of the net assets of its Class B Shares on the 20th of each month and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B shares."


2. For Colonial California Tax-Exempt Fund, Colonial Connecticut Tax-Exempt Fund, Colonial Florida Tax-Exempt Fund, Colonial Massachusetts Tax-Exempt Fund, Colonial Michigan Tax-Exempt Fund, Colonial Minnesota Tax-Exempt Fund, Colonial New York Tax-Exempt Fund, Colonial North Carolina Tax-Exempt Fund and Colonial Ohio Tax-Exempt Fund the first sentence of Section 6A is replaced with: "The Fund shall pay CIS monthly a service fee at an annual rate of 0.10% of the net assets on the 20th of each month of its Class A and Class B Shares outstanding on November 30, 1994, and 0.25% of the net assets on the 20th of each month of its Class A and Class B Shares issued thereafter, and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B Shares.


3. For The Colonial Fund and Colonial  Growth Shares Fund, the first sentence of
Section 6A is replaced with: "The Fund shall pay CIS monthly a service fee at an annual rate of 0.15% of the net assets on the 20th of each month of its Class A and B Shares outstanding which were issued prior to April 1, 1989, and 0.25% of the net assets on the 20th of each month of its Class A and B Shares issued thereafter, and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B Shares.


4. For Colonial Strategic Income Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay CIS monthly a service fee at an annual rate of 0.15% of the net assets on the 20th of each month of its Class A and B Shares outstanding which were issued prior to January 1, 1993, and 0.25% of the net assets on the 20th of each month of its Class A and B Shares issued thereafter, and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B Shares."


5. For Colonial Adjustable Rate U.S. Government Fund and Colonial Intermediate Tax-Exempt Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay CIS monthly a service fee at an annual rate of 0.20% of the net assets on the 20th of each month of its Class A and B Shares and a distribution fee at an annual rate of 0.65% of the average daily net assets of its Class B Shares."


6. For Colonial Short-Term Tax-Exempt Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay CIS monthly a service fee at an annual rate of 0.10% of the net assets on the 20th of each month of its Class A Shares."; and the third sentence is replaced with: "CIS may use the service fee received from the Fund as reimbursement for service fees paid to financial firms which sold Fund shares and to defray other CIS shareholder servicing expenses, including its expenses set forth in Paragragh 5."


7. For Colonial Strategic Balanced Fund and Colonial Newport Tiger Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay CIS monthly a service fee at an annual rate of 0.25% of the net assets attributed to each Class of shares on the 20th of each month. The Fund shall also pay the Distributor an annual distribution fee not exceeding 0.30% of the average net assets attributed to its Class A shares and 0.75% of the average net assets attributed to its Class B and Class D shares."


8. The Funds with Class D share 12b-1 Plans are as follows: Colonial Strategic Balanced Fund, Colonial International Fund for Growth, Colonial Government Money Market Fund, Colonial U.S. Fund for Growth, Colonial Newport Tiger Fund, Colonial High Yield Securities Fund and Colonial Small Stock Fund.


9. The Funds with Class C share 12b-1 Plans are as follows: Colonial Adjustable Rate U.S. Government Fund.




By:______________________________________
Arthur O. Stern, Secretary For Each Trust



By:______________________________________
Jeffrey L. McGregor, President
Colonial Investment Services, Inc.



Dated:

APPENDIX 2

Trust Series

Colonial Trust I
Colonial High Yield Securities Fund
Colonial Income Fund
Colonial Strategic Income Fund

Colonial Trust II
Colonial Government Money Market Fund
Colonial U.S. Government Fund
Colonial Adjustable Rate U.S. Government Fund

Colonial Trust III
Colonial Growth Shares Fund
The Colonial Fund
Colonial Federal Securities Fund
Colonial Global Equity Fund
Colonial Global Natural Resources Fund
Colonial International Fund for Growth
Colonial Strategic Balanced Fund

Colonial  Trust IV
Colonial  High Yield  Municipal  Fund
Colonial  Intermediate Tax-Exempt Fund
Colonial  Short-Term  Tax-Exempt  Fund
Colonial  Tax-Exempt Fund
Colonial  Tax-Exempt Insured Fund
Colonial Tax-Exempt Money Market Fund
Colonial Utilities Fund

Colonial Trust V
Colonial Massachusetts  Tax-Exempt Fund
Colonial Connecticut   Tax-Exempt  Fund
Colonial  California  Tax-Exempt  Fund
Colonial Michigan  Tax-Exempt Fund
Colonial  Minnesota  Tax-Exempt Fund
Colonial New York Tax-Exempt Fund
Colonial North Carolina Tax-Exempt Fund
Colonial Ohio Tax-Exempt Fund
Colonial  Florida  Tax-Exempt Fund

Colonial Trust VI
Colonial U.S. Fund for Growth
Colonial Small Stock Fund

Colonial Trust VII
Colonial Newport Tiger Fund


By:______________________________________
Arthur O. Stern, Secretary For Each Trust


By:______________________________________
Jeffrey L. McGregor, President
Colonial Investment Services, Inc.


Dated:___________________